                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             Beautymerchant.com Inc.
             (Exact name of registrant as specified in its charter)

                                Nevada 13-3422912
                 State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

              4818West Commercial Blvd., Fort Lauderdale, FL 33319
               (Address of Principal Executive Offices) (Zip Code)

                            Consulting Services Plan
                            (Full title of the plan)

                            Capitol Document Services
                           202 South Minnesota Street
                              Carson City, NV 89703
                     (Name and address of agent for service)

                                 (775) 884-0490
              (Telephone number, including area code, of agent for
                                    service)

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 Title of Class of Securities to be         Amount         Offering Price      Proposed Maximum Aggregate          Amount of
             Registered                to Be Registered       per Unit             Offering Price (1)          Registration Fee
------------------------------------- ------------------- ------------------ -------------------------------- --------------------
------------------------------------- ------------------- ------------------ -------------------------------- --------------------
                                          1,000,000                                                                 $32.50
Common Stock, $.001 par value                                   $.13                    $130,000
------------------------------------- ------------------- ------------------ -------------------------------- --------------------
------------------------------------- ------------------- ------------------ -------------------------------- --------------------

Total Registration Fee                        --                 --                        --
------------------------------------- ------------------- ------------------ -------------------------------- --------------------

(1) This Registration Statement shall also cover any additional shares of
Common Stock, which become issuable under the Beautymerchant.com, Inc. - Year
2001 Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per unit, maximum aggregate offering price and registration fee is based upon the average of the high and the low price at the close of the market for the common stock on
February 22, 2001.

EXPLANATORY NOTE

Beautymerchant.com, Inc.. ("Company," "we" or "us") has prepared this registration Statement in accordance with the requirements of Form S-8 under the
Securities Act of 1933, as amended (the "Securities Act") to register 1,000,000 shares of our common stock, which will be awarded to eligible persons under our
Year 2001 Stock Award Plan ("Plan").

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as mended (the
"Securities Act"), we will distribute an information statement ontaining the information specified in Part I of Form S-8 (an "Information Statement") to
participants under our Stock Plan. Such Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part
II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Securities Act, and such Information Statement is hereby incorporated by reference in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC permits us to "incorporate by reference" material information required by Form S-8, which means that we may disclose important information to you by referring you to documents that we file with the SEC. Accordingly, the information incorporated by referenced is considered to be part of this
Registration Statement. Information that we file with the SEC after the filing of this S-8 registration statement will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or
15(d) of the Securities Exchange Act of 1934 until all of the shares covered by this Registration Statement have been sold or deregistered:

        (a) Our latest Annual Report on Form 10-KSB for the year ended December
            31, 1999, filed under Section 13(a) or 15(d) of Securities Act of
            1934, as amended (the "Exchange Act").

        (b) All other reports which we have filed pursuant to Section 13(a) or
            15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

        (c) The description of our common stock contained in our Form 10-SB, as amended, which was effective under the Exchange Act as of August 23,
            1999.

ITEM 4. DESCRIPTION OF SECURITIES.
The class of securities to be offered hereby has been registered on Form
10-SB under Section 12 of the Exchange Act by the registrant, and incorporated by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
Hamilton, Lehrer & Dargan, P.A. has rendered legal services and prepared Form
S-8 whose office is located at 555 South Federal Highway, Suite 270, Boca Raton,
Florida 33432.

Michael J. Bongiovanni, C.P.A, P.A., consents to incorporation by reference of his report in the Form 10-SB and all amendments thereto filed by the Company and the Form 10-KSB for the year ended December 31, 1999.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
We shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer, or served any other enterprise as director, officer or employee at our request. The Board of Directors, in its discretion, shall have the power on our behalf to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee.

Section 78.7502 of the Nevada Revised Statutes ("NRS") provides that Nevada corporations may limit, through indemnification, the personal liability of their directors or officers in actions, claims or proceedings brought against such person by reason of that person's current or former status as an officer or director of the corporation. We may indemnify our directors or officers if the person acted in good faith and in a manner the person reasonably believed was, at least, not opposed to the best interests of the corporation. In the event of a criminal action or proceeding, indemnification is not available if the person had reasonable cause to believe their action was unlawful.

Further, in an action brought by us or in our right, if the person, after exhaustion of all appeals, is found to be liable to us, or if the person makes payment to us in settlement of the action, indemnification is available only to the extent a court of competent jurisdiction determines the person is fairly and reasonably entitled to indemnification. Such discretionary indemnification is available only as authorized on a case-by-case basis by: (1) the stockholders;
(2) a majority of a quorum of the Board of Directors consisting of members of the Board who were not parties to the action, suit or proceeding; (3) if a majority of a quorum of the Board of Directors consisting of members of the board who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (4) if a quorum of the Board of Directors consisting of members of the Board who were not parties to the action cannot be obtained, by independent legal counsel in a written opinion.

To the extent that our director or officer is successful in defending against an action, suit or proceeding brought against that person as a result of their current or former status as an officer or director, we must indemnify the person against all expenses actually and reasonably incurred by the person in connection with their defense. Nevada law also allows Nevada corporations to advance expenses of officers and directors incurred in defending a civil or criminal action as they are incurred, upon receipt of an undertaking by or on behalf of the director or officer to repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Section 78.751 of the NRS provides that any indemnification provided for by
NRS 78.7502 (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors or officers who have ceased to hold such positions and to their heirs, executors and administrators.

Section 78.752 of the NRS allows corporations to provide insurance, or other financial arrangements such as a program of self-insurance, for their directors or officers. Such insurance may provide coverage for any liability asserted against the person and liability and expenses incurred by the person in their capacity as a director or officer or arising out of their status as such, whether or not the corporation has the authority to indemnify the person against such liability and expenses. However, no financial arrangement made under
Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Our By-laws provide for the indemnification of its directors and officers to the maximum extent provided by law. It is the position of the SEC and certain state securities administrators that any attempt to limit the liability of persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.

ITEM 8. CONSULTANTS AND ADVISORS.
Ed Roth our president, shall receive the 1,000,000 shares of our commons stock registered under this plan.

ITEM 9.  EXHIBITS.
See Exhibit Index and Exhibits attached hereto.

ITEM 10.  UNDERTAKINGS.
A.  We hereby undertake to:
        (1) To File, during any period in which offers and sales are being made, a post- effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the  registration statement (or the most recent post-effective amendment thereof) which,
                     individually or in the aggregate, represent a fundamental
                     change in the information set forth in the registration
                     statement. Notwithstanding the foregoing, any increase or
                     decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that
                     which was registered) and any deviation from the low or
                     high end of the estimated maximum offering range may be
                     reflected in the form of a prospectus filed with the
                     Securities and Exchange Commission (the "Commission")
                     pursuant to Rule 424(b) if, in the aggregate, the changes
                     in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
                     "Calculation of Registration Fee" table in the effective
                     registration statement;

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in the
                     registration statement or any material change to such
                     information in the registration statement; provided,
                     however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
                     section do not apply if the registration statement is on
                     Form S-3, Form S-8 or Form F-3, and if the information
                     required to be included in a post-effective amendment by
                     those paragraphs is contained in periodic reports filed
                     with or furnished to the Commission by the registrant
                     pursuant to Section 13 or Section 15(d) of the Securities
                     Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for purposes of determining any liability under the Securities
            Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Company's Annual Report pursuant to Section 13(a) or 15(d) of the Securities and
Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange ommission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such ndemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February
23, 2001. Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Beautymerchant.com Inc.

/s/  Edward A. Roth
By:  Edward A. Roth, President & Director
     February 23, 2001

/s/  Alisha Roth
By:  Alisha Roth, Secretary & Director
     February 23, 2001

                                   EXHIBITS TO
                                    FORM S-8

                                  EXHIBIT INDEX

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    Exhibit #      Exhibit Item
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       3.1         Articles of Incorporation (Incorporated by Reference, Form 10-SB dated 8/23/99)*
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       3.2         Bylaws (Incorporated by Reference, Form 10-SB dated 8/23/99)*
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        4          Instruments Defining Rights of Security Holders (Incorporated by Reference,
                   Form 10-SB dated 8/23/99)*
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        5          Opinion Re: Legality and Consent
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      10.1         Beautymerchant.com 2001 Stock
                   Award*
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       23          Consent of Michael J. Bongiovanni
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* Previously Filed